    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 1999.
                                                      REGISTRATION NO. 333-55703
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                                    HIE, INC.
             (Exact name of registrant as specified in its charter)

                     GEORGIA                                                            58-2112366
(State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification No.)

                         1850 PARKWAY PLACE, SUITE 1100
                             MARIETTA, GEORGIA 30067
                                 (770) 423-8450
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                ROBERT I. MURRIE
                         1850 PARKWAY PLACE, SUITE 1100
                             MARIETTA, GEORGIA 30067
                                 (770) 423-8450
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                                 With a copy to:
                            PATRICIA A. WILSON, ESQ.
                              TROUTMAN SANDERS LLP
                       BANK OF AMERICA PLAZA, SUITE 5200
                           600 PEACHTREE STREET, N.E.
                           ATLANTA, GEORGIA 30308-2216
                                 (404) 885-3000

                                   ----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                                   ----------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                   ----------

Deregistration of Shares
------------------------

         This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 333-55703) (the "Registration Statement") is filed by HIE, Inc. (the "Company") to deregister 1,851,605 shares of the 3,341,571 shares of the Company's Common Stock, par value $.01 per share, which were previously registered pursuant to this Registration Statement for resale by certain selling shareholders. The Company is seeking to deregister these shares because such shares have not been sold and the Company's obligation to maintain the registration of such shares has expired. As a result of this deregistration, the total number of shares of Common Stock registered pursuant to this Registration Statement is 1,489,966 shares.
--------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on August 23, 1999.


                              HIE, INC.



                              By: /s/ Robert I. Murrie
                                  ---------------------------------------------
                                  Name:   Robert I. Murrie
                                  Title:  President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated below and as of the date indicated above.

SIGNATURE                                                  TITLE
---------                                                  -----

/s/ *                                                      Chairman of the Board of Directors
--------------------------
Parker H. Petit


/s/ Robert I. Murrie                                       Director, President and Chief Executive Officer
--------------------------                                 (Principal Executive Officer)
Robert I. Murrie


/s/ *                                                      Senior Vice President-Finance, Chief Financial
--------------------------                                 Officer, Treasurer and Secretary (Principal Financial
Joseph Blankenship                                         and Accounting Officer)


/s/ *                                                      Senior Vice President-Product Planning, Director
--------------------------
Mark D. Shary


/s/ *                                                      Director
--------------------------
Joseph G. Bleser

SIGNATURE                                                  TITLE
---------                                                  -----
/s/ *                                                      Director
--------------------------
J. Terry Dewberry


/s/ *                                                      Director
--------------------------
William J. Gresham, Jr.


/s/ *                                                      Director
--------------------------
Charles R. Hatcher, Jr.


/s/ *                                                      Director
--------------------------
John W. Lawless


/s/ *                                                      Director
--------------------------
Carl E. Sanders


/s/ *                                                      Director
--------------------------
Donald W. Weber


*By: /s/ Robert I. Murrie
     ---------------------
         Robert I. Murrie,
         Attorney-in-fact